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                                                                   Exhibit 10.61

                               AMENDMENT NO. 1 TO
                  AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

            This Amendment No. 1 (this "Amendment"), dated as of April 29, 2005 amends the Amended and Restated Note Purchase Agreement, dated as of April 16, 2004 (the "Agreement"), among Option One Owner Trust 2001-1B, a Delaware statutory trust (the "Company"), Steamboat Funding Corporation. a Delaware corporation (the "Purchaser") and Option One Loan Warehouse Corporation, a California corporation (the "Depositor").

                                    RECITALS

            WHEREAS, the parties hereto have entered into the Agreement;

            WHEREAS, the parties hereto now wish to amend certain provisions in the Agreement pursuant to Section 10.01 of the Agreement;

            NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein, the parties hereto agree to amend the Agreement pursuant to Section 10.01 of the Agreement and restate certain provisions thereof as follows:

            1. Defined Terms. Unless defined in this Amendment, capitalized terms used in this Amendment (including the preamble) shall have the meaning given such terms in the Agreement.

            2. Amendment to Section 1.1 of the Agreement. The following defined term in Section 1.1 of the Agreement are hereby deleted in their entirety and substituted therefor the following:

            "Maximum Note Principal Balance" means an amount equal to (i) the Maximum Note Principal Balance as defined in the Pricing Side Letter (including only such portion thereof that is included at the sole discretion of the Initial Noteholder as is actually advanced and then outstanding), less (i) any reductions pursuant to Section 2.06 of the Sale and Servicing Agreement, less
(ii) the aggregate outstanding principal balance of the Option One Owner Trust 2001-1A Mortgage-Backed Note issued by the Option One Owner Trust 2001-1A and less (iii) the aggregate amount outstanding from time to time under any secured loan or repurchase facility entered into by Steamboat, or its Affiliates, and Option One Mortgage Corporation, or its Subsidiaries.

            3. Amendment to Section 4.01(o) of the Agreement. Subsection (o) of
Section 4.01 of the Agreement is hereby deleted in its entirety and substituted therefor with the following:
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            (o) Financial Covenants. The Loan Originator and the Servicer shall be in compliance with the Financial Covenants.

            For the avoidance of doubt, this Amendment shall not affect the obligation of the Loan Originator to pay at least $1,250,000 in release fees earned during the period from July 8, 2002 to July 7, 2003.

            4. Amendment to Section 5.01(g) of the Agreement. Subsection (g) of
Section 5.01 of the Agreement is hereby deleted in its entirety and substituted therefor with the following:

            (g) The Issuer is not in violation of its organizational documents or in default under any agreement, indenture or instrument the effect of which violation or default would be materially adverse to the Issuer or the transactions contemplated by the Basic Documents. The Issuer is not a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Issuer that materially and adversely affects, or may in the future materially and adversely affect (i) the ability of the Issuer to perform its obligations under any of the Basic Documents to which it is a party or (ii) the business, operations, financial condition, properties, assets or prospects of the Issuer.

            5. Amendment to Section 5.01(h) of the Agreement. Subsection (h) of
Section 5.01 of the Agreement is hereby deleted in its entirety and substituted therefor with the following:

            (h) There are no actions or proceedings against, or investigations of, the Issuer pending, or, to the knowledge of the Issuer threatened, before any Governmental Authority, court, arbitrator, administrative agency or other tribunal (i) asserting the invalidity of any of the Basic Documents, or (ii) seeking to prevent the issuance of the Purchased Note or the consummation of any of the transactions contemplated by the Basic Documents or the Purchased Note, or (iii) that, if adversely determined, could materially and adversely affect the validity or enforceability of, or the performance by the Issuer of its respective obligations under, any of the Basic Documents to which it is a party or (iv) seeking to affect adversely the income tax attributes of the Purchased Note.

            5. Amendment to Section 8.05 of the Agreement. Section 8.05 of the Agreement is hereby deleted in its entirety and substituted therefor with the following:

            SECTION 8.05. Confidentiality. Each of the Purchaser, the Issuer and the Depositor shall hold in confidence all Confidential Information and shall not, at any time hereafter, use, disclose or divulge any such information, knowledge or data to any Person except:

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            (a)   Information which at the time of disclosure is a part of the public knowledge or literature and readily accessible;

            (b) Information as required to be disclosed by a Governmental Authority;

            (c) Disclosure to a Person that has entered into a confidentiality agreement, acceptable to the Purchaser, the Issuer and the Depositor; or

            (d) Information that is deemed by the Purchaser reasonably necessary to disclose in connection with its exercise of any rights or remedies under the Basic Documents.

Nothing herein shall, however, prevent the ultimate corporate parent of the Depositor, for so long as it shall be a company whose securities are registered under the Securities Act, from disclosing the terms of, and filing with the Securities and Exchange Commission copies of, and disseminating to other Persons following such filing, the Basic Documents. All such disclosures are expressly approved by all parties hereto.

            6. Condition to Effectiveness. As a condition to the effectiveness of this Amendment, the Purchaser shall have given its consent.

            7. Effect of Amendment. Upon the execution of this Amendment and the attached consent of Purchaser, the Agreement shall be modified and amended in accordance herewith and the respective rights, limitations, obligations, duties, liabilities and immunities of each party to the Agreement shall hereafter be determined, exercised and enforced subject in all respects to such modifications and amendments, and all the terms and conditions of this Amendment shall be and be deemed to be part of the terms and conditions of the Agreement for any and all purposes as of the date first set forth above. The Agreement, as amended hereby, is hereby ratified and confirmed in all respects.

            8. The Agreement in Full Force and Effect as Amended. Except as specifically amended hereby, all the terms and conditions of the Agreement shall remain in full force and effect and, except as expressly provided herein, the effectiveness of this Amendment shall not operate as, or constitute a waiver or modification of, any right, power or remedy of any party to the Agreement. All references to the Agreement in any other document or instrument shall be deemed to mean the Agreement as amended by this Amendment.

            9. Counterparts. This Amendment may be executed by the parties in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Amendment shall become effective when counterparts hereof executed on behalf of such party shall have been received.

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            10. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

            IN WITNESS WHEREOF, the Company, the Purchaser and the Depositor have caused this Amendment to be duly executed by their respective officers, effective as of the day and year first above written.

                                 OPTION ONE OWNER TRUST 2001-1B,
                                 as Company

                                 By: WILMINGTON TRUST COMPANY,
                                 not in its individual capacity but solely as
                                 Owner Trustee

                                 By: /s/ Mary Kay Pupillo
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                                     Name: Mary Kay Pupillo
                                     Title: Assistant Vice President

                                 STEAMBOAT FUNDING CORPORATION,
                                 as the Purchaser

                                 By: /s/ Andy Yan
                                     -------------------------------------------
                                     Name: Andy Yan
                                     Title: Vice President

                                 OPTION ONE LOAN WAREHOUSE CORPORATION
                                 as the Depositor

                                 By: ___________________________________________
                                     Name:
                                     Title:

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